UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2017

ADDENTAX GROUP CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-206097	35-2521028
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Floor 13th, Building 1, Block B, Zhihui Square,

Nanshan District, Shenzhen City, China 518000

(Address of Principal Executive Offices) (Zip Code)

(86) 755 86961 405

Registrant’s telephone number, including area code

(Former Name or Former Address

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement.

On December 28, 2016 Addentax Group Corp. (“ATXG” or the “Company”) disclosed via a Form 8-K that it had executed Sale & Purchase Agreement (“S&P”) for the acquisition of 100% of the shares and assets of Yingxi Industrial Chain Group Co., Ltd., a company incorporated under the laws of the Republic of Seychelles. ATXG agreed to issue five hundred million (500,000,000) shares of ATXG to Yingxi Industrial Chain Group Co., Ltd. to acquire the shares and assets for a cost of US$0.30 per share or a total cost of US$150,000,000. However, effective March 6, 2017, due to the death of Mr. Wu Linrui who served in the position of President, Secretary, Treasurer and as a Director during the execution of the above noted S&P Agreement, both parties to the Agreement have consented to revise those portions of the S&P Agreement related to the signatories to the Agreement. Other than changes to the signatories or items related to the signatories, no changes have been made to the terms of the Agreement. The revised S&P Agreement is included hereto as Exhibit 10.04

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Effective February 1, 2017, Management of Addentax Group Corp. (“ATXG”) reported the death of Mr. Wu Linrui who served in the position of President, Secretary, Treasurer and as a Director. Mr. Wu served in these positions since December 28, 2016. Also effective as of February 8, 2017, ATXG reported the appointment of Mr. Yu Keying to replace Mr. Wu Linrui in the positions of President, Secretary and Treasurer.

Effective March 10, 2017, management of ATXG will affect the appointment of Mr. Hong Zhida to replace Mr. Yu Keying in the positions of President, Secretary, Chief Executive Officer and Treasurer. Mr. Yu Keying will remain as a Director of ATXG.

Hong Zhida: President, Secretary, Treasurer

Mr. Hong Zhida received his Bachelor’s Degree in Electronic Information Science and Technology from Sun Yat-sen University in July 2013.

From June 2014 to Present, he served as the Director of China Huiying Joint Supply Chain Group Co.Ltd. He was responsible for assisting the company’s chairman to plan development strategy. From September 2013 to May 2014, he served as Head of Membership Department of the Guangzhou Haifeng Chamber of Commerce. In that position he was responsible for the membership management of the institution.

Item 9.01 Financial Statements and Exhibits

Exhibit No.  Description

10.04  Sale and Purchase Agreement for the Acquisition of 100% of the shares and assets of Yingxi Industrial Chain Group Co., Ltd.; Dated March 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2017

Addentax Group Corp

/s/ Yu Keying
Yu Keying
President, Secretary, Chief Executive Officer, Director